Exhibit (b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ellen M. Needham, President and I, Chad Hallett, Treasurer of the State Street Navigator Securities Lending Trust (the “Trust”), each certify that:

1.	This Form N-CSR filing for the Trust for the semi-annual period ended June 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ellen M. Needham
Ellen M. Needham
President (Principal Executive Officer)

Date:	September 2, 2016

By:	/s/ Chad Hallett
Chad Hallett
Treasurer (Principal Financial Officer)

Date:	September 2, 2016